Commission File No. 001-16017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A/A
(Amendment No. 3)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ORIENT-EXPRESS HOTELS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-0223493
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

22 Victoria Street Hamilton HM 12, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Shares, par value $0.01 each	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-129152, 333-147448, 333-165092, 333-161459 and 333-58298.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

This Form 8-A/A is being filed solely to update the Form 8-A, as amended, to include the terms provided in Amendment No. 2 dated May 27, 2010 (“Amendment No. 2”) to the Rights Agreement dated as of June 1, 2000, as amended and restated as of April 12, 2007 and as further amended by Amendment No. 1 thereto dated as of December 10, 2007, between Orient-Express Hotels Ltd. (the “Registrant”) and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).  The Registrant filed Amendment No. 2 as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K dated as of May 27, 2010.

THE REGISTRATION STATEMENT ON FORM 8-A DATED JULY 28, 2000, AND AMENDED ON APRIL 23, 2007 AND JUNE 8, 2009, RELATING TO THE CLASS A COMMON SHARES OF THE REGISTRANT, IS HEREBY AMENDED AS FOLLOWS:

Item 1. Description of Registrant’s Securities to be Registered.

THE FOURTH PARAGRAPH UNDER THE SECTION “THE RIGHTS” IN ITEM 1 IS HEREBY AMENDED AND RESTATED AS FOLLOWS:

There is associated with each outstanding “Voting Share” of the Registrant one Right, which, except as set forth below, when exercisable, entitles the registered holder to purchase from the Registrant one one-hundredth of a share of a series of preferred shares of the Registrant designated as Series A Junior Participating Preferred Shares, par value of $.01 each (the “Preferred Shares”), at a price of $70 per one one-hundredth of a share  (the “Purchase Price”), subject to adjustment.  The Voting Shares of the Registrant are its Class A Shares and Class B Shares.  The terms of the Preferred Shares are summarized below and are set forth in a Certificate of Designation of Terms attached as Exhibit A to the Rights Agreement.

THE SEVENTH PARAGRAPH UNDER THE SECTION “THE RIGHTS” IN ITEM 1 IS HEREBY AMENDED AND RESTATED AS FOLLOWS:

The Rights are not exercisable until the Distribution Date.  The Rights will expire on June 1, 2020 (the “Final Expiration Date”), unless earlier redeemed by the Registrant, as described below.

Item 2. Exhibits.

The following documents are filed as exhibits hereto and are incorporated herein by reference:

Exhibit Number	Description of Exhibit
1.1	Bye-Laws of the Registrant, including Schedules 1 and 2 thereto, filed as Exhibit 3.2 to the Registrant’s Form 8-K Current Report filed on June 21, 2007.
1.2
Rights Agreement dated as of June 1, 2000, and amended and restated as of April 12, 2007, between the Registrant and the Rights Agent, filed as Exhibit 1 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed on April 23, 2007 relating to the Preferred Share Purchase Rights of the Registrant.

1.3
Amendment No. 1 dated December 10, 2007 to the Rights Agreement dated as of June 1, 2000 and amended and restated as of April 12, 2007, between the Registrant and the Rights Agent, filed as Exhibit 4.2 to the Registrant’s Current Report filed on Form 8-K filed on December 10, 2007.

1.4	Amendment No. 2 filed as Exhibit 4.3 to the Registrant’s Current Report filed on Form 8-K filed on May 27, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORIENT-EXPRESS HOTELS LTD.

Date:	May 27, 2010	By:	/s/ Edwin S. Hetherington
			Name:	Edwin S. Hetherington
			Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Bye-Laws of the Registrant, including Schedules 1 and 2 thereto, filed as Exhibit 3.2 to the Registrant’s Form 8-K Current Report filed on June 21, 2007.
1.2
Rights Agreement dated as of June 1, 2000, and amended and restated as of April 12, 2007, between the Registrant and the Rights Agent, filed as Exhibit 1 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed on April 23, 2007 relating to the Preferred Share Purchase Rights of the Registrant.

1.3
Amendment No. 1 dated December 10, 2007 to the Rights Agreement dated as of June 1, 2000 and amended and restated as of April 12, 2007, between the Registrant and the Rights Agent, filed as Exhibit 4.2 to the Registrant’s Current Report filed on Form 8-K filed on December 10, 2007.

1.4	Amendment No. 2 filed as Exhibit 4.3 to the Registrant’s Current Report filed on Form 8-K filed on May 27, 2010.